Exhibit 10.22.5.10.3

Execution Version

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

December 27, 2018

among

PRIMEENERGY RESOURCES CORPORATION,

as Borrower,

THE LENDERS PARTY HERETO,

COMPASS BANK,

as Administrative Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Documentation Agent,

and

BBVA COMPASS,

as Sole Lead Arranger and Sole Book Runner

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of December 27, 2018, among PRIMEENERGY RESOURCES CORPORATION, a Delaware corporation f/k/a PrimeEnergy Corporation (the “Borrower”), the financial institutions executing this Amendment as Lenders, and COMPASS BANK, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as Issuing Bank.

R E C I T A L S

A. The Borrower, the Lenders party thereto and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of February 15, 2017, and as amended by (i) that certain First Amendment to Third Amended and Restated Credit Agreement dated as of December 22, 2017 and (ii) that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of July 17, 2018 (collectively, the “Original Credit Agreement”).

B. The parties desire to amend the Original Credit Agreement as hereafter provided.

NOW THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Same Terms. All terms used herein that are defined in the Credit Agreement (as hereinafter defined) shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, from and after the Effective Date (as hereinafter defined), (a) all references in the Original Credit Agreement and, where appropriate in the context, in the other Loan Documents to the “Credit Agreement” shall be deemed to be references to the Original Credit Agreement, as amended by this Amendment and as the same may hereafter be amended or otherwise modified from time to time, and (b) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents, as amended by the Modification Papers and as the same may hereafter be amended or otherwise modified from time to time. In addition, the following terms have the meanings set forth below:

“Credit Agreement” means the Original Credit Agreement, as amended by this Amendment.

“Effective Date” means the date on which the conditions specified in Section 2 below are satisfied (or waived in writing by the Administrative Agent).

“Modification Papers” means this Amendment, and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.

2. Conditions Precedent. The obligations and agreements of the Lenders as set forth in this Amendment are subject to the satisfaction, unless waived in writing by Administrative Agent, of each of the following conditions (and upon such satisfaction, this Amendment shall be deemed to be effective as of the Effective Date):

(a) Amendment. This Amendment shall have been duly executed and delivered by each of the parties hereto;

(b) Beneficial Ownership Certification. To the extent that the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent shall have received a Beneficial Ownership Certification in relation to the Borrower in form and substance reasonably acceptable to Administrative Agent;

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(c) Fees. The Borrower shall have paid to the Administrative Agent the fees set forth in the Fee Letter between them dated December 11, 2018; and

(d) Expenses. Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Administrative Agent in connection with the preparation, negotiation and execution of the Modification Papers.

3. Amendments to Original Credit Agreement. On the Effective Date, the Original Credit Agreement shall be amended as follows:

(a) Each reference in the Credit Agreement to “PrimeEnergy Corporation” is hereby deleted and the reference to “PrimeEnergy Resources Corporation (formerly known as PrimeEnergy Corporation)” is inserted in lieu thereof.

(b) Section 1.02 of the Original Credit Agreement shall be amended by adding the following definitions in appropriate alphabetical order:

“‘Beneficial Ownership Certification’ means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

‘Beneficial Ownership Regulation’ means 31 C.F.R. §1010.230.

‘Third Amendment Effective Date’ means December 27, 2018.”

(c) Article I of the Original Credit Agreement shall be amended by adding a new Section 1.07 thereto which shall read in its entirety as follows:

“Section 1.07 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.”

(d) Section 3.03 of the Original Credit Agreement shall be amended and restated to read in its entirety as follows:

“Section 3.03 Alternate Rate of Interest.

(a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate (including, without limitation, because the LIBO Rate is not available or published on a current basis) for such Interest Period; or

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(ii) the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective (and such Borrowing shall be automatically converted into ABR Loans on the last day of the applicable Interest Period), and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made either as an ABR Borrowing or at an alternate rate of interest determined by the Majority Lenders as their cost of funds.

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) above have arisen and such circumstances are unlikely to be temporary, or (ii) the circumstances set forth in clause (a)(i) have not arisen but (A) the supervisor for the administrator of the LIBO Rate has made a public statement that the administrator of the LIBO Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Rate), (B) the administrator of the LIBO Rate has made a public statement identifying a specific date after which the LIBO Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Rate), (C) the supervisor for the administrator of the LIBO Rate has made a public statement identifying a specific date after which the LIBO Rate will permanently or indefinitely cease to be published or (D) the supervisor for the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate may no longer be used for determining interest rates for loans, then Administrative Agent and the Borrower shall endeavor to establish an alternative rate of interest to the LIBO Rate that gives due consideration to then prevailing market convention for determining a rate of interest for similarly situated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternative rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin). Notwithstanding anything to the contrary in Section 12.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Majority Lenders stating that such Majority Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 3.03(b), only to the extent the LIBO Rate for such Interest Period is not

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available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”

(e) Article VII of the Original Credit Agreement shall be amended by adding a new Section 7.27 thereto which shall read in its entirety as follows:

“Section 7.27 Beneficial Ownership Certification. As of the Third Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.”

(f) Section 8.01(n) of the Original Credit Agreement shall be amended to read in its entirety as follows:

“(n) Patriot Act. Promptly upon request, all documentation and other information reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation”.

(g) Section 8.02 of the Original Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (c) thereof; (ii) deleting the period at the end of clause (d) thereof and inserting “; and” in lieu thereof; and (iii) adding a new clause (e) thereto to read in its entirety as follows:

“(e) any change in the information provided in the Beneficial Ownership Certification delivered to the Administrative Agent or such Lender that would result in a change to the list of beneficial owners identified in such certification.”

(h) Section 8.20 of the Original Credit Agreement shall be amended to read in its entirety as follows:

“Section 8.20 Swap Agreements. The Borrower shall, or shall cause a Subsidiary to, enter into and maintain in effect, with one or more Approved Counterparties, a commodity price hedge position establishing minimum fixed prices acceptable to the Administrative Agent on a volume of Hydrocarbons equal to not less than 40% of the reasonably projected production from proved, developed, producing Oil and Gas Properties of the Borrower and its Subsidiaries on a rolling 12-month basis; provided that, the Borrower may proportionally reduce its hedge position through the termination or unwinding of Swap Agreements in connection with the sale of Oil and Gas Properties permitted pursuant to Section 9.10 such that the Borrower’s hedge position following such sale of Oil and Gas Properties and corresponding reduction in hedge position shall cover a substantially similar percentage of the total volume of Hydrocarbons produced by the Borrower for the applicable periods as did the Borrower’s hedge position prior to the sale of such Oil and Gas Properties and corresponding reduction in hedge position.”

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4. Increase of Borrowing Base. As of the Effective Date, the Borrowing Base is hereby increased from $90,000,000 to $100,000,000. The parties hereto agree that the foregoing redetermination of the Borrowing Base constitutes the December 1, 2018 Scheduled Redetermination of the Borrowing Base pursuant to Section 2.07 of the Credit Agreement. The Borrowing Base, as increased hereby, shall remain in effect until next redetermined in accordance with the provisions of Section 2.07 of the Credit Agreement.

5. Limited Waiver. During the period from March 1, 2018 through December 21, 2018, Borrower was not in compliance with the provisions of the Loan Documents regarding preservation of existence and maintenance of permits material to the conduct of its business and its authority to do business. In addition, on December 21, 2018, the Borrower changed its corporate name from PrimeEnergy Corporation to PrimeEnergy Resources Corporation without complying with the prior notice requirements for a name changes set forth in the Loan Documents (such noncompliance, together with the noncompliance described in the first sentence of this Section 5, being collectively referred to herein as the “Subject Events of Default”). Subject to the provisions of this Amendment, the Majority Lenders waive the Subject Events of Default. Except as expressly set forth in this Section 5, nothing in this Amendment is intended to affect the continuing obligations of the Loan Parties to comply with, or the continuing rights of the Lenders, the Issuing Bank and the Administrative Agent with respect to, any provision of the Credit Agreement or the other Loan Documents.

6. Certain Representations. The Borrower represents and warrants that, as of the Effective Date: (a) the Borrower has full power and authority to execute the Modification Papers to which it is a party and such Modification Papers constitute the legal, valid and binding obligation of the Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; (b) no authorization, approval, consent or other action by, notice to, or filing with, any Governmental Authority or other Person is required for the execution, delivery and performance by the Borrower thereof; and (c) no Default has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment. In addition, the Borrower represents that after giving effect to the Modification Papers, all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (provided that any such representations or warranties that are, by their terms, already qualified by reference to materiality or Material Adverse Effect shall be true and correct without regard to such additional materiality qualification) on and as of the Effective Date as if made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty is true and correct in all material respects (or true and correct without regard to such additional materiality qualification, as applicable) as of such earlier date.

7. No Further Amendments. Except as previously amended or waived in writing or as amended or waived hereby, the Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties thereto.

8. Acknowledgments and Agreements. The Borrower acknowledges that on the date hereof all outstanding Secured Obligations are payable in accordance with their terms, and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto. Each of the Borrower, the Administrative Agent, the Issuing Bank and the Lenders does hereby adopt, ratify and confirm the Credit Agreement and acknowledges and agrees that the Credit Agreement is and remains in full force and effect. The Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Amendment.

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9. Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Credit Agreement or any of the other Loan Documents, or (b) to prejudice any other right or rights that the Administrative Agent, the Issuing Bank or the Lenders now have or may have in the future under or in connection with the Credit Agreement and the other Loan Documents or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes.

10. Confirmation of Security. The Borrower hereby confirms and agrees that all of the Security Instruments that presently secure the Secured Obligations shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Secured Obligations as described in the Credit Agreement.

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment by facsimile or other electronic means shall be deemed effective as delivery of a manually executed counterpart of this Amendment.

12. Incorporation of Certain Provisions by Reference. The provisions of Section 12.09 of the Credit Agreement captioned “Governing Law, Jurisdiction, Consent to Service of Process” is incorporated herein by reference for all purposes.

13. Release. To induce the Administrative Agent, the Issuing Bank and the Lenders to agree to the terms hereof, Borrower represents and warrants that as of the Effective Date, there are no claims or offsets or defenses or counterclaims to Borrower’s obligations under the Loan Documents, and in accordance therewith Borrower:

(a) waives any and all such claims, offsets, defenses or counterclaims, whether known or unknown, arising under the Loan Documents prior to the Effective Date; and

(b) releases and discharges each of the Administrative Agent, the Issuing Bank, the Lenders and their respective Related Parties (collectively, the “Released Parties”) from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or other demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which Borrower ever had, now has or claims to have or may have against any Released Party arising prior to the Effective Date and from or in connection with the Loan Documents or the transactions contemplated thereby.

14. Entirety, Etc. This Amendment, the other Modification Papers and all of the other Loan Documents embody the entire agreement among the parties. THIS AMENDMENT, THE OTHER MODIFICATION PAPERS AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[This space is left intentionally blank. Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Effective Date.

BORROWER:	PRIMEENERGY RESOURCES CORPORATION

By:
Name:
Title:

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page S-1

ADMINISTRATIVE AGENT:	COMPASS BANK, as Administrative Agent

By:
Name:
Title:

ISSUING BANK:	COMPASS BANK, as Issuing Bank

By:
Name:
Title:

LENDER:	COMPASS BANK, as a Lender

By:
Name:
Title:

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page S-2

LENDER:	CITIBANK, N.A., as a Lender

By:
Name:
Title:

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page S-3

LENDER:	WELLS FARGO BANK, N.A., as a Lender

By:
Name:
Title:

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page S-4

LENDER:	FIFTH THIRD BANK, as a Lender

By:
Name:
Title:

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page S-5